BYLAWS
                                       OF

                            ATLANTIC BANCGROUP, INC.

                                    ARTICLE I

                                  Stockholders

         Section 1. The Annual Meeting of Stockholders of Atlantic BancGroup, Inc. ("Corporation") shall be held on such date, and at such time and at such place within or without the State of Florida, as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 2. (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an Annual or Special Meeting of Stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, Special Meetings of Stockholders of the Corporation may be called: (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Full Board"); (ii) by the Chief Executive Officer;
(iii) by the Chairman of the Board of Directors; or (iv) by stockholders of the Corporation holding at least 20% of the outstanding shares of Common Stock of the Corporation.

                  (b) Special Meetings of Stockholders may be held at such time and at such place within or without the State of Florida as may be stated in the call. Section 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any Special Meeting shall be confined to the purpose or purposes stated in the notice of such Special Meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

         Section 4. At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof, shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting.

         Section 5. Except as otherwise provided by law or by the Articles of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes entitled to vote thereon present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chairman of the meeting or the holders of record of a majority of such shares so present or represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

         Section 6. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article III, Section 3 of the Articles of Incorporation) with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Articles of Incorporation, any Preferred Stock Designation, the Bylaws of the Corporation or resolution adopted by the Full Board, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

         Section 7. (a) At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(a). For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 60 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 7(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any Special Meeting of Stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the party who called such meeting pursuant to Article V of the Articles of Incorporation and Article I, Section 2 of these Bylaws.

                  (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not more than 60 days or less than 10 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 7(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 8. There shall be appointed, for all meetings of the stockholders, two Inspectors of the vote. Such Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such Inspectors shall be appointed for the meeting by the person presiding thereat. No director or candidate for the office of director shall be appointed as such Inspector. Such Inspectors shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be.

                                   ARTICLE II

                                    Directors

         Section 1. (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Full Board. Except for the Initial Board of Directors (as that term is defined in Article VI of the Articles of Incorporation) who will serve until the first stockholders meeting, the directors (other than those who may be elected by the holders of any class or series of Preferred Stock) shall be divided, with respect to the time for which they severally hold office, into three classes. After the first
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stockholders  meeting,  the term of office of the first class will expire at the
2000 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2001 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2002 Annual Meeting of Stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 2000 Annual Meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

                  (b) A whole number of directors equal to at least one third of the Full Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

                  (c) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Full Board shall shorten the term of any incumbent director.

                  (d)  Subject  to the  rights  of the  holders  of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

         Section 2. Meetings of the Board of Directors shall be held at such place within or without the State of Florida as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board, and Special Meetings may be held at any time upon the call of the Executive Committee or of the Chairman of the Board of Directors by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

         Section 3. The Board of Directors may, in its discretion, by resolution passed by a majority of the Full Board, designate an Executive Committee to consist of the Chairman, President and Chief Executive Officer of the Corporation and such number of other directors as the Board may from time to time determine (not less than three), which Committee, to the extent provided in said resolution, shall have, and may exercise when the Board is not in session, the powers of the Board in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board of said Committee. The Board shall have the power at any time to change the membership of said Committee (subject to the requirement that the Chairman, President and Chief Executive Officer be a member thereof), to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. One-half of the members of such Committee shall constitute a quorum.

         Section 4. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Full Board, designate, and appoint, from the directors, other committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. Unless the Board shall otherwise provide, a majority of any such committee may determine its action and fix the time and place of its meetings. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

         Section 5. The Executive Committee, and any other committee so designated if the resolution which designates such committee or a supplemental resolution of the Board shall so provide, may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merge pursuant to Section 607.127 of the Florida General Corporation Act.

                                   ARTICLE III

                                    Officers

         Section 1. The Board of Directors as soon as may be practicable after the Annual Meeting of Stockholders shall choose a Chief Executive Officer of the Corporation, a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board of Directors shall be chosen from the directors.

         Section 2. The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Full Board.

         Section 3. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         Section 4. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         Section 5. The President shall act in a general executive capacity and shall assist the Chief Executive Officer of the Corporation in the administration and operation of the Corporation's business and in the supervision of its policies and affairs. During the absence or disability of the Chief Executive Officer, the President shall have and exercise all the powers of the Chief Executive Officer.

         Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chairman, or in his absence the Chief Executive Officer, or in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

         Section 6. The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective officers and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

         Section 7. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

         Section 8. The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chairman, the Chief Executive Officer or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

         Section 9. The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman, the Chief Executive Officer or the President.

                                   ARTICLE IV

                              Certificates of Stock

         Section 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         Section 2. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificate to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. The Board of Directors may fix a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of or to vote at a meeting or any adjournment thereof, receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock. The record date may not be more than 60 nor less than 10 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the closing of the transfer books shall be at least 10 days before the date of the meeting.

         Section 4. The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determination and to cause such replacement certificates to be issued.

                                    ARTICLE V

                               Checks, Notes, Etc.

         All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be thereunto authorized from time to time by the Board of Directors or by the Committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or the Committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile; and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two person, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument; and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE VI

                                     Offices

         The Corporation may have offices outside of the State of Florida at such places as shall be determined from time to time by the directors.

                                   ARTICLE VII

                                   Amendments

         These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Articles of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of a majority of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

Dated: September 16, 1999

                                             /s/ David L. Young
                                             ------------------
                                             David L. Young, Corporate Secretary

                                    BYLAWS OF

                         OCEANSIDE MORTGAGE GROUP, INC.

                             ARTICLE I. HOME OFFICE

         The home office of Oceanside Mortgage Group, Inc. ("Corporation") shall be at 1315 South Third Street, Jacksonville Beach, Florida 32250.


                            ARTICLE II. SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place in the State of Florida as the Board of Directors may determine.

         Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the last Thursday in April, in each and every year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), or on such other date prior thereto as chosen by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may be properly brought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer, or a majority of the Board of Directors and shall be called by the Chairman of the Board or the Chief Executive Officer, upon the written request of the holders of not less than fifty percent of all the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Corporation addressed to the Chairman of the Board, the President, the Chief Executive Officer, or the Secretary.

         Section 4. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting, by or at the direction of the Chairman of the Board, the President or the Directors calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 5 of this Article II, with postage prepaid.

         Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

         Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 8. Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors may appoint Inspectors of Election, who need not be shareholders, to act at such meetings or any adjournment thereof. If Inspectors of Election have not been appointed, the Chairmen of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of Inspectors shall be one or three. If appointed at a meeting at the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three Inspectors are to be appointed. No person who is a candidate for office shall act as an Inspector. In case any person appointed an Inspector fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person or officer acting as Chairman.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a Chief Executive Officer from among its members and shall designate, when present, either the Chairman of the Board or the Chief Executive Officer to preside at its meetings.

         Section 2. Number and Term. The Board of Directors shall consist of at least five (5) and no more than eight (8) members who shall be elected for a term of one year.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the State of Florida for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Chief Executive Officer or one- third of the Directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the State of Florida, as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article III.

         Section 5. Notice. Written notice of any special meeting shall be given to each Director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the Director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, and the purpose of, the special meeting of the Board of Directors is to be specified in the notice or waiver of such meeting.

         Section 6.  Quorum.  A majority  of the  number of  Directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

         Section 8. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected to serve until the next election of Directors by the shareholders. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

         Section 9. Compensation. Directors, as such, may receive reasonable fees for their services and may be reimbursed any expenses in connection with actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         Section 10. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

         Section 11. Indemnification. The Corporation shall indemnify officers and Directors against reasonable expenses, settlements and judgments incurred in connection with any claim, suit or proceeding in which he or she may be involved by reason of he or she having been an officer or Director of the Corporation to the fullest extent permitted by Section 607.0850, Florida Statutes as it may be amended.

                              ARTICLE IV. OFFICERS

         Section 1. Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer and name appoint or more Vice Presidents. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer; but no such contract shall impair the right of the Board of Directors to remove any officer, at any time, in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the Board of Directors whenever in the Board's judgment the best interests of the Corporation will be served thereby. Such removal, however, if other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.  Vacancies.  The Board of Directors  may elect an officer to
fill  a  vacancy  in  any  office  because  of  death,   resignation,   removal,
disqualification, or otherwise for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.


                            ARTICLE V. CAPITAL STOCK

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and approved by the officers. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney thereunto authorized by a duly executed power of attorney filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

              ARTICLE VI. DOCUMENTS, CONTRACTS, CHECKS, NOTES, ETC.

         The Board of Directors may, by appropriate resolution, designate such officers of the Corporation as are authorized and empowered to make and execute all deeds, releases, leases, agreements, contracts, bills of sale, assignments, powers of attorney or of substitution, and other instruments of writing.

         All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by the Chief Executive Officer or the President, or by such other officers or agents as shall be thereunto authorized from time to time by the Board of Directors; provided, however, that checks and drafts in excess of $2 million must be signed by two such authorized officers. No bills or notes shall be signed by or on behalf of the Corporation unless the Board of Directors shall expressly authorize the same, and shall designate the officers who shall execute the same.

ARTICLE VII. AMENDMENTS

         These Bylaws may be amended at any time by a majority vote of the full Board of Directors or by a majority vote of the votes cast by the shareholders of the Corporation at any legal meeting.

         Dated this 25th day of August, 1999.

                                             /s/ David L. Young
                                             ------------------
                                             David L. Young, Corporate Secretary